Free Writing Prospectus Dated June 28, 2011 Registration Statement No. 333-156423 Filed Pursuant to Rule 433

Investor Materials

FACTSHEETS

[] Morgan Stanley Cushing[R] MLP High Income Index ETN
[] Morgan Stanley SandP 500[R] Crude Oil Linked ETN

PROSPECTUS

[] Morgan Stanley Cushing[R] MLP High Income Index ETN
[] Morgan Stanley SandP 500[R] Crude Oil Linked ETN

      The services described on this Web site may not be available in all jurisdictions or to all persons. For further detail, please see our Terms of
Use. Morgan Stanley and Co. LLC Financial Statement | Patriot Act Disclosure| SEC
 Rules 605 and 606 Disclosures| BCP Information Careers | Press | Contact Us |
  Global Offices | Privacy | Terms of Use [C] 2011 Morgan Stanley. All rights
                                   reserved.